CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 17, 2003 included in the Diamond Hill Fund's December 31, 2002 Annual Report on Form N30-D, on the financial statements of the Diamond Hill Funds, which include the Focus Fund, Small Cap Fund, Large Cap Fund, Bank and Financial Fund, Short Term Fixed Income Fund and Strategic Income Fund as of and for the periods ended December 31, 2002 and 2001 as enumerated in our report.


                                            Crowe Chizek and Company LLC


Columbus, Ohio
April 28, 2003